United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2023

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number,

including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08.	Shareholder Director Nominations.

Houston American Energy Corp. (the “Company”) has scheduled its 2023 annual stockholders meeting (the “2023 Annual Meeting”) on June 27, 2023.

The Company has set the close of business on April 10, 2023 as the deadline for receipt of any stockholder proposals for inclusion in the proxy materials to be distributed in connection with the 2023 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), which the Company believes to be a reasonable time before it expects to begin to print and distribute its proxy materials for the 2023 Annual Meeting.

In addition, pursuant to the Company’s bylaws, stockholders who wish to bring business before the 2023 Annual Meeting outside of Rule 14a-8 under the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal or nomination (including all of the information specified in the Bylaw) is received by the Company no later than the close of business on April 10, 2023.

Any proposals of stockholders, as described above, should be sent to the Company’s corporate secretary at our corporate headquarters located at 801 Travis Street, Suite 1425, Houston, Texas 77002, for receipt no later than the close of business on April 10, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: March 29, 2023

	By:	/s/ John Terwilliger
	Name:	John Terwilliger
	Title:	Chief Executive Officer